                                                                    EXHIBIT 99.1



                      [WESTPORT RESOURCES CORPORATION LOGO]


                         WESTPORT RESOURCES CORPORATION
                            1670 BROADWAY, SUITE 2800
                                DENVER, CO 80202



 WESTPORT REPORTS FINANCIAL RESULTS AND RECORD PRODUCTION IN SECOND QUARTER 2003

Denver, Colorado - August 4, 2003 - Westport Resources Corporation (NYSE: WRC) today announced increases in production, net income, EBITDAX and discretionary cash flow for the quarter and six months ended June 30, 2003, compared to the corresponding periods in 2002.

Net income available to common stockholders was approximately $13.2 million, or $0.20 per basic share ($0.19 per fully diluted share), in the second quarter of 2003, compared to net income available to common stockholders of approximately $1.2 million, or $0.02 per basic share ($0.02 per fully diluted share), in the second quarter of 2002. For the six months ended June 30, 2003, net income available to common stockholders was approximately $32.5 million, or $0.49 per basic share ($0.48 per fully diluted share), compared to a net loss of approximately $19.4 million, or $0.37 per basic share ($0.37 per fully diluted share), for the same period in 2002.

Net cash provided by operating activities for the second quarter and first six months of 2003 achieved record levels for Westport of approximately $101.1 million and $196.4 million, respectively, compared to $39.7 million and $80.8 million recorded during the corresponding periods of 2002. Discretionary cash flow also achieved record levels of approximately $112.4 million during the second quarter of 2003 and $224.1 million during the first half of 2003, compared to $67.9 million and $107.3 million, respectively, achieved during the corresponding periods of 2002. EBITDAX for the second quarter and first six months of 2003 was approximately $125.2 million and $253.0 million, respectively, compared to $75.6 million and $123.1 million recorded during the corresponding periods of 2002.

EBITDAX and discretionary cash flow are financial measures that are calculated on the basis of methodologies other than Generally Accepted Accounting Principles ("GAAP"). EBITDAX and discretionary cash flow are presented herein because of their wide acceptance as financial indicators of a company's ability to internally generate funds for exploration, development and acquisition activities and to service or incur debt. For a definition, detailed summary and reconciliation of each measure to the most comparable GAAP measure, please refer to the section entitled "Reconciliation of Non-GAAP Financial Measures" included in this release.

"During the second quarter of 2003, we increased our production 85 Mmcfe/d year over year and nearly 10 Mmcfe/d from the first quarter of this year," commented Don Wolf, Chairman and Chief Executive Officer of Westport. "As a result of higher commodity prices and cash flows, we expanded the 2003 capital spending program from $230 million to $270 million. The additional expenditures will be allocated primarily to the development of our Utah properties, our Southeast Texas drilling program and development costs related to recent discoveries in the Gulf of Mexico."

PRODUCTION AND COMMODITY PRICES

Average daily gas equivalent production for the second quarter of 2003 increased approximately 23% to a record 449 Mmcfe/d, compared to 364 Mmcfe/d in the second quarter of 2002, and increased 2%, compared to 440 Mmcfe/d in the first quarter of 2003. Approximately 72% of second quarter 2003 production was natural gas. For the six months ended June 30, 2003, average daily oil and gas production increased 26% to approximately 445 Mmcfe/d, compared to 354 Mmcfe/d for the corresponding prior year period.

Realized commodity prices for the second quarter of 2003 averaged approximately $26.90 per barrel of oil and $4.90 per Mcf of gas before the effect of hedge settlements and approximately $24.95 per barrel of oil and $4.23 per Mcf of gas after such effect. For the same period in 2002, realized commodity prices averaged approximately $23.88 per barrel of oil and $3.07 per Mcf of gas before the effect of hedge settlements and approximately $23.93 per barrel of oil and $3.04 per Mcf of gas after such effect. During the first six months of 2003, realized commodity prices averaged approximately $29.33 per barrel of oil and $5.25 per Mcf of gas before the effect of hedge settlements and approximately $25.79 per barrel of oil and $4.37 per Mcf of gas after such effect. For the corresponding period in 2002, realized commodity prices averaged approximately $21.30 per barrel of oil and $2.64 per Mcf of gas before the effect of hedge settlements and approximately $21.77 per barrel of oil and $2.68 per Mcf of gas after such effect.

OPERATING RESULTS

In the second quarter of 2003, Westport drilled 91 development wells, 98% of which were successful, and six exploration wells, 50% of which were successful. As of June 30, 2003, 23 development wells and nine exploration wells were either being drilled or completed. The following table summarizes the second quarter 2003 drilling activity for each of Westport's Divisions:

                                                                                          Gulf of Mexico
                                Northern Division  Western Division   Southern Division      Division         Company Total
                                -----------------  -----------------  -----------------  -----------------  -----------------
                                 Total    Success   Total    Success   Total    Success   Total    Success   Total    Success
                                Drilled    Rate    Drilled    Rate    Drilled    Rate    Drilled    Rate    Drilled    Rate
                                -------   -------  -------   -------  -------   -------  -------   -------  -------   -------
Wells drilled during
second quarter 2003

    Development wells              29       97%       27      100%       34       97%        1      100%       91       98%
    Exploration wells               1        0%        1      100%       --       N/A        4       50%        6       50%
                                  ---                ---                ---                ---                ---
        Total                      30                 28                 34                  5                 97

Wells in progress as of
June 30, 2003

    Development wells               4                  4                 15                 --                 23
    Exploration wells               4                 --                  4                  1                  9
                                  ---                ---                ---                ---                ---
        Total                       8                  4                 19                  1                 32


NORTHERN DIVISION

Westport's net daily production for its Northern Division averaged approximately 109 Mmcfe/d during the second quarter of 2003, representing approximately a 4% decrease from 113 Mmcfe/d reported in the second quarter of 2002. Adjusting for asset sales subsequent to the second quarter of 2002, production was approximately flat with year-over-year growth. During the second quarter of 2003, the Company participated in the drilling of 29 development wells, 97% of which were successful, and one unsuccessful exploration well in the Northern Division.

Westport continued its successful horizontal drilling program in the Williston Basin, drilling seven successful development wells during the second quarter, with one exploratory well drilling at the end of the quarter. The net daily production from the Basin for the quarter averaged approximately 47 Mmcfe/d, representing approximately 43% of the Northern Division's net production.

In the Powder River Basin, Westport drilled 11 successful Wyodak coalbed methane development wells during the quarter. Current production net to Westport is approximately 17 Mmcfe/d. The Company plans to drill 35 to 40 additional coalbed methane wells during the remainder of 2003 in this Division.

The Company increased its activity in the Greater Green River Basin, drilling and completing five development wells during the quarter with an average initial production rate of approximately 1.7 Mmcfe/d. At the end of the quarter, the Company was drilling or completing three exploration wells and three additional development wells. Westport plans to drill 10 to 15 additional wells in this area during the remainder of the year.

WESTERN DIVISION

Westport's net daily production for its Western Division averaged approximately 75 Mmcfe/d during the second quarter of 2003, representing approximately a 12% increase from 67 Mmcfe/d in the first quarter of 2003.

During the second quarter of 2003, Westport drilled nine development wells targeting the Wasatch formations, 15 development wells targeting the Wasatch and Upper Mesa Verde formations, and three development wells and one exploration well targeting the deeper Lower Mesa Verde and Mancos horizons. All of these wells were successfully completed, with 25 of the wells commencing production during the second quarter and the remaining three wells commencing production in early July. As of June 30, 2003, Westport was drilling or completing four additional development wells in the Western Division.

Westport currently has five operated rigs drilling on its Utah properties, with two of the rigs committed to drilling deeper objectives. In addition, Westport is a participant in drilling activity conducted by a third party operating approximately two drilling rigs, with an average working interest of 33%. The Company expects to drill an additional 40 to 45 wells in the Western Division during the remainder of the year.

SOUTHERN DIVISION

Westport's net daily production for its Southern Division averaged approximately 153 Mmcfe/d during the second quarter of 2003, representing approximately a 16% increase from 132 Mmcfe/d reported in the second quarter of 2002. During the second quarter of 2003, Westport drilled 34 development wells, of which 97% were successful.

Westport's Southeast Texas properties acquired in September 2002 are currently producing approximately 40 Mmcfe/d compared to 28 Mmcfe/d at the time of the acquisition. The Company is currently completing one exploration well and one development well and drilling two exploration wells in this area. Westport expects to drill between six and eight additional wells in this area during the second half of 2003. Within the Westport operated Raywood 120 square mile 3-D shoot, the Company has identified 15 additional exploratory prospect leads. Within the non-operated 101 square mile Willow Creek 3-D shoot, the Company has identified eight to 10 exploration leads. During the second quarter of 2003, Westport participated in an additional shoot covering 91 square miles, which is currently being processed.

In the Permian Basin, Westport drilled 12 development wells during the second quarter of 2003. All of these wells were successful and commenced production in the second quarter. At the end of the second quarter, Westport was drilling or completing four development wells and expects to drill an additional 8 to twelve development wells during the second half of the year in this basin. Net daily production from the Permian Basin averaged approximately 41 Mmcfe/d for the second quarter of 2003.

Westport continued its active development program in various fields located in North Louisiana. During the second quarter, Westport drilled 14 development wells with a 93% success rate and as of June 30, 2003, the Company was drilling or completing nine additional development wells. Net daily production from North Louisiana averaged approximately 28 Mmcfe/d for the second quarter of 2003. The Company expects to drill an additional 20 to 24 wells in North Louisiana in the second half of 2003.

Westport drilled and commenced production from two extension wells in the Spaulding discovery located in McMullen County, Texas, during the second quarter of 2003. The new field is currently producing approximately 13 Mmcfe/d gross and the Company expects to drill an additional one to two development wells in this area during the second half of 2003. Westport holds a 35% working interest in this property.

GULF OF MEXICO DIVISION

Westport's net daily production for its Gulf of Mexico Division averaged approximately 113 Mmcfe/d during the second quarter of 2003, representing a 5% decrease from 119 Mmcfe/d reported in the second quarter of 2002. During the second quarter of 2003, Westport drilled a successful development well in Eugene Island Block 273 and a successful exploration well in each of West Cameron Block 73 and Galveston Blocks 351/352. The Company drilled an unsuccessful exploration well in each of West Cameron 181 and Atwater 7.

The exploration well in West Cameron Block 73 encountered more than 250 feet of net gas pay. Westport owns a 30% working interest in this Newfield operated prospect and first production is expected from the field in early 2004.

In Galveston Blocks 351/352, Westport operates and owns a 67% working interest. The Company plans to install additional facilities and add production from the second of two exploration wells by the end of the third quarter of 2003.

In South Timbalier Blocks 315/316, Westport installed the platform, pipelines and facilities during the second quarter of 2003. A drilling rig is mobilizing on the platform and the Company intends to tieback and complete the three existing wells during the second half of 2003. Westport expects production to commence from the first well by the end of the third quarter of 2003, with all three wells producing by year-end. Westport operates this field and holds a 40% working interest.

The Company also completed installation of Ship Shoal Block 94 production platform, pipeline and facilities during the second quarter of 2003. Production from this block commenced in July with an initial rate of approximately 25 Mmcfe/d. Westport operates this Block and holds a 60% working interest.

COMMODITY PRICE RISK MANAGEMENT

For the three months ended June 30, 2003, Westport recorded hedge settlement charges of approximately $23.4 million, non-hedge settlement gains of $0.7 million and non-hedge non-cash change in fair value of derivative gains of $0.9 million. For the corresponding period in 2002, Westport recorded hedge settlement losses of $0.6 million, non-hedge settlement losses of $0.3 million and non-hedge non-cash change in fair value of derivative gains of $1.0 million.

For the first half of 2003, Westport recorded hedge settlement charges of approximately $63.9 million, non-hedge settlement gains of $0.7 million and non-hedge non-cash change in fair value of derivatives gains of $3.2 million. For the corresponding period in 2002, Westport recorded hedge settlement gains of $3.4 million, non-hedge settlement gains of $0.8 million and non-hedge non-cash change in fair value of derivatives losses of $8.2 million.

For a detailed summary of commodity price risk management contracts, please refer to the commodity price risk management table included in this release.

2003 AND 2004 GUIDANCE COMMENT

The company believes that its 2003 results will be within the guidance ranges previously disclosed. Westport believes that, based upon a preliminary analysis of its expected 2004 operating results, its 2004 production will increase 6% to 10% from the levels achieved in 2003.

CONFERENCE CALL

Westport will host a telephone conference call on Tuesday August 5, 2003, at 11:00 a.m. EDT to discuss financial and operational results for the second quarter of 2003. Please call 800-240-2134 (US/Canada) or 303-205-0033
(International) to be connected to the call. A digitized replay will also be available for two weeks following the live broadcast at 800-405-2236 (US/Canada) or 303-590-3000 (International) and can be accessed by using the passcode 547366#.

In addition, the conference call will be available live on the Internet from the Investor Relations-Webcast Presentation tab on Westport's website at www.westportresourcescorp.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available shortly after the call and archived on the Company's website.

SUMMARY DATA

(in thousands, except per unit data)

                                                    FOR THE THREE MONTHS                 FOR THE SIX MONTHS
                                                       ENDED JUNE 30,                      ENDED JUNE 30,
                                               ------------------------------       ----------------------------
                                                   2003              2002              2003              2002
                                               ------------      ------------      ------------      -----------
Production

    Oil (Mbbls) ..............................       1,941             2,092             3,987             3,897
    Natural gas (Mmcf) .......................      29,235            20,551            56,554            40,628
    Mmcfe ....................................      40,881            33,103            80,476            64,010

Average Daily Production

    Oil (Mbbls/d) ............................        21.3              23.0              22.0              21.5
    Natural gas (Mmcf/d) .....................       321.3             225.8             312.5             224.5
    Mmcfe/d ..................................       449.2             363.8             444.6             353.6

Average Prices

    Oil (per bbl) ............................ $     26.90       $     23.88       $     29.33       $     21.30
    Natural gas (per Mcf) ....................        4.90              3.07              5.25              2.64
    Price per Mcfe ...........................        4.78              3.41              5.14              2.97
Hedging effect (per bbl) .....................       (1.95)             0.05             (3.54)             0.47
Hedging effect (per Mcf) .....................       (0.67)            (0.03)            (0.88)             0.04
Hedging effect (per Mcfe) ....................       (0.57)            (0.02)            (0.79)             0.05
Oil and natural gas sales .................... $   195,584       $   113,007       $   414,003       $   190,019
Lease operating expense ......................      26,032            24,229            52,368            43,904
    Per Mcfe .................................        0.64              0.73              0.65              0.69
Production taxes .............................      11,364             5,771            24,422            11,636
    Per Mcfe .................................        0.28              0.17              0.30              0.18
Transportation costs .........................       3,354             1,951             7,378             4,603
    Per Mcfe .................................        0.08              0.06              0.09              0.07
General and administrative costs .............       7,543             5,495            14,771            11,429
    Per Mcfe .................................        0.18              0.17              0.18              0.18
Depletion, depreciation and amortization .....      67,036            51,791           128,101            99,380
    Per Mcfe .................................        1.64              1.56              1.59              1.55

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and discretionary cash flow (as defined below) are presented herein because of their wide acceptance as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. EBITDAX and discretionary cash flow should not be considered as alternatives to net cash provided by operating activities and net income (loss) or income (loss) from continuing operations, as defined by GAAP. EBITDAX and discretionary cash flow should also not be considered as indicators of the Company's financial performance, as alternatives to cash flow, as measures of liquidity or as being comparable to other similarly titled measures of other companies. The following sets forth a reconciliation of net cash provided by operating activities to EBITDAX and discretionary cash flow:


                                                 FOR THE THREE MONTHS         FOR THE SIX MONTHS ENDED
                                                    ENDED JUNE 30,                    JUNE 30,
                                               ------------------------       ------------------------
                                                  2003           2002            2003           2002
                                               ---------      ---------       ---------      ---------
EBITDAX (1)
Net cash provided by operating activities      $ 101,130         39,731         196,416         80,831
Adjustments:
    Interest expense                              12,792          7,700          28,852         15,809
    Loss on debt retirement                          920             --             920             --
    Changes in other assets and liabilities        6,755         25,549          16,040         18,508
Exploration costs                                  3,588          2,686          10,743          8,247
Certain non-cash items                                --            (20)             --           (246)
                                               ---------      ---------       ---------      ---------
  EBITDAX                                      $ 125,185      $  75,646       $ 252,971      $ 123,149
                                               =========      =========       =========      =========

DISCRETIONARY CASH FLOW (2)
Net cash provided by operating activities        101,130         39,731         196,416         80,831
Adjustments:
    Loss on debt retirement                          920             --             920             --
    Changes in other assets and liabilities        6,755         25,549          16,040         18,508
    Exploration costs                              3,588          2,686          10,743          8,247
    Certain non-cash items                            --            (20)             --           (246)
                                               ---------      ---------       ---------      ---------
  Discretionary cash flow                      $ 112,393      $  67,946       $ 224,119      $ 107,340
                                               =========      =========       =========      =========

----------

(1) "EBITDAX" is a non-GAAP financial measure equal to net cash provided by operating activities, the most directly comparable GAAP financial measure, adjusted for interest expense, loss on debt retirement, changes in other assets and liabilities, exploration costs and certain non-cash items.

(2) "Discretionary cash flow" is a non-GAAP financial measure equal to net cash provided by operating activities, the most directly comparable GAAP financial measure, adjusted for loss on debt retirement, changes in other assets and liabilities, exploration costs and certain non-cash items.

 COMMODITY PRICE RISK MANAGEMENT

The summary tables below provide details as of July 31, 2003 regarding the volumes and prices of all open commodity price risk management contracts, including hedge and non-hedge commitments, for the third and fourth quarters of 2003 and for all of 2004 and 2005.

                                                                                2003            2004           2005
                                                                             ----------      ----------      ----------
                                                                         (THIRD AND FOURTH
                                                                         -----------------
                                                                             QUARTERS)
                                                                             ---------
HEDGES
GAS

  NYMEX Price Swaps Sold -- receive fixed price (thousand Mmbtu)(1) ...          16,196          21,960          16,425
    Average price, per Mmbtu ..........................................      $     4.01      $     4.11      $     4.35
  NWPRM Price Swaps Sold -- receive fixed price (thousand Mmbtu)(2) ...              --          10,980              --
    Average price, per Mmbtu ..........................................              --      $     3.33              --
  CIG Price Swaps Sold -- receive fixed price (thousand Mmbtu)(3) .....           1,840              --              --
    Average price, per Mmbtu ..........................................      $     3.59              --              --
  NYMEX Collars Sold (thousand Mmbtu)(4) ..............................          11,740          16,380           3,650
    Average floor price, per Mmbtu ....................................      $     3.61      $     3.70      $     4.00
    Average ceiling price, per Mmbtu ..................................      $     4.29      $     4.00      $     5.07
  NWPRM Collars Sold (thousand Mmbtu)(5) ..............................           3,680              --              --
     Average floor price, per Mmbtu ...................................      $     3.00              --              --
     Average ceiling price, per Mmbtu .................................      $     3.29              --              --
  NYMEX Three-way collars (Mmbtu)(4),(6) ..............................           4,048           3,660              --
     Average floor price, per Mmbtu ...................................      $     3.39      $     4.00              --
     Average ceiling price, per Mmbtu .................................      $     4.73      $     5.00              --
     Three-way average floor price, per Mmbtu .........................      $     2.22      $     3.15              --

  Basis Swaps Versus NYMEX(7)
    NWPRM (thousand Mmbtu) ............................................           6,748           3,660           3,650
       Average differential price, per Mmbtu ..........................      $     0.67      $     0.66      $     0.78
    CIG (thousand Mmbtu) ..............................................           1,840           1,830              --
       Average differential price, per Mmbtu ..........................      $     0.95      $     0.81              --

OIL

  NYMEX Price Swaps Sold -- receive fixed price (Mbbls)(1) ............             304           2,196              --
    Average price, per bbl ............................................      $    21.39      $    24.61              --
  NYMEX Collars Sold (Mbbls)(4) .......................................             990              --              --
    Average floor price, per bbl ......................................      $    24.45              --              --
    Average ceiling price, per bbl ....................................      $    26.45              --              --
  NYMEX Three-way collars (Mbbls)(4),(6) ..............................           1,002           1,098             365
    Average floor price, per bbl ......................................      $    23.17      $    23.83      $    24.25
    Average ceiling price, per bbl ....................................      $    26.30      $    26.92      $    28.00
    Three-way average floor price, per bbl ............................      $    18.90      $    19.00      $    20.90


NON-HEDGES
GAS

   Basis swaps, index versus index(8)
     NWPRM versus CIG (Mmbtu) .........................................           4,920              --              --
         Average differential price, per Mmbtu ........................      $     0.42              --              --
OIL

  NYMEX Price Swaps Sold, receive fixed price (Mbbls)(1) ..............             150              --              --
    Average price per bbl .............................................      $    18.86              --              --

----------

(1) For any particular New York Mercantile Exchange ("NYMEX") swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NYMEX Reference Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NYMEX Reference Price for any settlement period is greater than the swap price for such hedge.

(2) For any particular Northwest Pipeline Rocky Mountain Index ("NWPRM") swap sold transaction, the counterparty is required to make a payment to Westport in the event that the NWPRM Index Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the NWPRM Index Price for any settlement period is greater than the swap price for such hedge.

(3) For any particular Colorado Interstate Gas ("CIG") swap sold transaction, the counterparty is required to make a payment to Westport in the event that the CIG Index Price for any settlement period is less than the swap price for such hedge, and Westport is required to make a payment to the counterparty in the event that the CIG Index Price for any settlement period is greater than the swap price for such hedge.

(4) For any particular NYMEX collar transaction, the counterparty is required to make a payment to Westport if the average NYMEX Reference Price for the reference period is below the floor price for such transaction, and Westport is required to make payment to the counterparty if the average NYMEX Reference Price is above the ceiling price of such transaction.

(5) For any particular NWPRM collar transaction, the counterparty is required to make a payment to Westport if the average NWPRM Index Price for the reference period is below the floor price for such transaction, and Westport is required to make payment to the counterparty if the average NWPRM Index Price is above the ceiling price of such transaction.

(6) Three way collars are settled as described in footnote (4) above, with the following exception: if the NYMEX Reference Price falls below the three-way floor price, the average floor price is reduced by the amount the NYMEX Reference Price is below the three-way floor price. For example, if the NYMEX Reference Price is $18.00 per bbl during the term of the 2003 three-way collars, then the average floor price would be $22.27 per bbl.

(7) For any particular basis swap versus NYMEX, the counterparty is required to make a payment to Westport in the event that the difference between the NYMEX Reference Price and the applicable published index (NWPRM or CIG) for any settlement period is greater than the swap differential price for such hedge, and Westport is required to make a payment to the counterparty in the event that the difference between the NYMEX Reference Price and the applicable published index (NWPRM or CIG) for any settlement period is less than the swap differential price for such hedge.

(8) These basis swaps are based on the differences in two indices not versus NYMEX. The counterparty is required to make a payment to Westport in the event that CIG plus the swap differential price exceeds NWPRM for any settlement period, and Westport is required to make a payment to the counterparty in the event that CIG plus the swap differential price is less than NWPRM for any settlement period.

                           CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                            JUNE 30,         DECEMBER 31,
                                                                                              2003               2002
                                                                                          ------------       ------------
                                                                                          (UNAUDITED)
                                                      ASSETS
Current Assets:
    Cash and cash equivalents ......................................................      $     65,865       $     42,761
    Accounts receivable, net .......................................................            81,520             73,549
    Derivative assets ..............................................................             8,401             14,861
    Prepaid expenses ...............................................................            14,771             13,358
                                                                                          ------------       ------------
      Total current assets .........................................................           170,557            144,529
                                                                                          ------------       ------------

Property and equipment, at cost:
    Oil and natural gas properties, successful efforts method:

      Proved properties ............................................................         2,269,540          2,138,471
      Unproved properties ..........................................................            94,944            104,430
                                                                                          ------------       ------------
                                                                                             2,364,484          2,242,901
    Less accumulated depletion, depreciation and amortization ......................          (592,905)          (481,396)
                                                                                          ------------       ------------
      Net oil and gas properties ...................................................         1,771,579          1,761,505
                                                                                          ------------       ------------

    Field services assets ..........................................................            39,198             39,185
    Less accumulated depreciation ..................................................              (560)                --
                                                                                          ------------       ------------
      Net field services assets ....................................................            38,638             39,185
                                                                                          ------------       ------------

    Building and other office furniture and equipment ..............................            10,274              9,686
    Less accumulated depreciation ..................................................            (4,246)            (3,933)
                                                                                          ------------       ------------
      Net building and other office furniture and equipment ........................             6,028              5,753
                                                                                          ------------       ------------
Other assets:
    Long-term derivative assets ....................................................            17,792             14,824
    Goodwill .......................................................................           244,647            246,712
    Other assets ...................................................................            19,697             21,033
                                                                                          ------------       ------------
      Total other assets ...........................................................           282,136            282,569
                                                                                          ------------       ------------
      Total assets .................................................................      $  2,268,938       $  2,233,541
                                                                                          ============       ============

                                         LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

    Accounts payable ...............................................................      $     48,572       $     51,158
    Accrued expenses ...............................................................            41,484             39,209
    Ad valorem taxes payable .......................................................            15,217              8,988
    Derivative liabilities .........................................................            98,173             56,156
    Income taxes payable ...........................................................                83                 86
    Current asset retirement obligation ............................................             7,960                 --
                                                                                          ------------       ------------
      Total current liabilities ....................................................           211,489            155,597

Long-term debt .....................................................................           731,879            799,358
Deferred income taxes ..............................................................           114,672            124,530
Long term derivative liabilities ...................................................            42,632             21,305
Long term asset retirement obligation ..............................................            50,143                745
                                                                                          ------------       ------------
      Total liabilities ............................................................         1,150,815          1,101,535
                                                                                          ------------       ------------
Stockholders' equity:
      6 1/2% convertible preferred stock, $.01 par value; 10,000,000 shares authorized; 2,930,000 issued and outstanding at June 30, 2003 and December
      31, 2002, respectively .......................................................                29                 29
    Common stock, $0.01 par value; 100,000,000 authorized; 67,237,667 and 66,823,830 shares issued and outstanding at June 30, 2003 and, December 31, 2002,
       respectively ................................................................               672                668
    Additional paid-in capital .....................................................         1,156,031          1,150,345
    Treasury stock-at cost; 35,681 and 33,617 shares at June 30, 2003 and
       December 31, 2002, respectively .............................................              (512)              (469)
    Retained earnings ..............................................................            32,469                  2
    Accumulated other comprehensive income
       Deferred hedge loss, net ....................................................           (70,405)           (18,408)
       Cumulative translation adjustment ...........................................              (161)              (161)
                                                                                          ------------       ------------
       Total stockholders' equity ..................................................         1,118,123          1,132,006
                                                                                          ------------       ------------
    Total liabilities and stockholders' equity .....................................      $  2,268,938       $  2,233,541
                                                                                          ============       ============

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)

                                                                       FOR THE THREE MONTHS            FOR THE SIX MONTHS
                                                                          ENDED JUNE 30,                  ENDED JUNE 30,
                                                                    -------------------------       -------------------------
                                                                       2003            2002            2003            2002
                                                                    ---------       ---------       ---------       ---------
Operating revenues:
    Oil and natural gas sales ................................      $ 195,584       $ 113,007       $ 414,003       $ 190,019
    Hedge settlements ........................................        (23,439)           (577)        (63,885)          3,358
    Gathering income .........................................            783              --           1,992              --
    Commodity price risk management activities:
        Non-hedge settlements ................................            723            (262)            723             822
        Non-hedge change in fair value of derivatives ........            902           1,031           3,222          (8,222)
    Gain (loss) on sale of operating assets, net .............          6,074          (1,868)          6,466          (1,868)
                                                                    ---------       ---------       ---------       ---------
           Net revenues ......................................        180,627         111,331         362,521         184,109
                                                                    ---------       ---------       ---------       ---------
Operating costs and expenses:
    Lease operating expenses .................................         26,032          24,229          52,368          43,904
    Production taxes .........................................         11,364           5,771          24,422          11,636
    Transportation costs .....................................          3,354           1,951           7,378           4,603
    Gathering expenses .......................................            552              --           1,648              --
    Exploration ..............................................         13,624           7,700          25,671          18,042
    Depletion, depreciation and amortization .................         67,036          51,791         128,101          99,380
    Impairment of proved properties ..........................            977              --             977              --
    Impairment of unproved properties ........................         11,693           5,331          15,173           6,290
    Stock compensation expense, net ..........................          2,153          (1,787)          2,150              94
    General and administrative ...............................          7,543           5,495          14,771          11,429
                                                                    ---------       ---------       ---------       ---------
           Total operating expenses ..........................        144,328         100,481         272,659         195,378
                                                                    ---------       ---------       ---------       ---------
           Operating income (loss) ...........................         36,299          10,850          89,862         (11,269)

Other income (expense):
    Interest expense .........................................        (13,058)         (7,978)        (29,400)        (16,349)
    Interest income ..........................................            180             121             381             201
    Change in fair value of interest rate swap ...............             --              --              --             226
    Loss on debt retirement ..................................           (920)             --            (920)             --
    Other ....................................................            188             803             333             321
                                                                    ---------       ---------       ---------       ---------
Income (loss) before income taxes ............................         22,689           3,796          60,256         (26,870)
                                                                    ---------       ---------       ---------       ---------
Benefit (provision) for income taxes:
     Current .................................................             --              --              --              --
     Deferred ................................................         (8,281)         (1,386)        (21,993)          9,807
                                                                    ---------       ---------       ---------       ---------
           Total benefit (provision) for income taxes ........         (8,281)         (1,386)        (21,993)          9,807
                                                                    ---------       ---------       ---------       ---------
     Net income (loss) before cumulative effect of change
     in accounting principle .................................         14,408           2,410          38,263         (17,063)

Cumulative effect of change in accounting principle
(net of tax effect of $1,962) ................................             --              --          (3,414)             --
                                                                    ---------       ---------       ---------       ---------
Net income (loss) ............................................         14,408           2,410          34,849         (17,063)

Preferred stock dividends ....................................         (1,191)         (1,191)         (2,382)         (2,381)
                                                                    ---------       ---------       ---------       ---------
Net income (loss) available to common stockholders ...........      $  13,217       $   1,219       $  32,467       $ (19,444)
                                                                    =========       =========       =========       =========

Weighted average number of common shares outstanding:

     Basic ...................................................         67,052          52,128          66,935          52,104
                                                                    =========       =========       =========       =========
     Diluted .................................................         67,942          52,760          67,787          52,104
                                                                    =========       =========       =========       =========
Net income (loss) per common share:
Basic:
     Net income (loss) before cumulative effect of change
     in accounting principle .................................      $     .20       $     .02       $     .54       $    (.37)
     Cumulative effect of change in accounting principle .....             --              --            (.05)             --
                                                                    ---------       ---------       ---------       ---------
        Net income (loss) available to common stockholders ...      $     .20       $     .02       $     .49       $    (.37)
                                                                    =========       =========       =========       =========
Diluted:
     Net income (loss) before cumulative effect of change
     in accounting principle .................................      $     .19       $     .02       $     .53       $    (.37)
     Cumulative effect of change in accounting principle .....             --              --            (.05)             --
                                                                    ---------       ---------       ---------       ---------
        Net income (loss) available to common stockholders ...      $     .19       $     .02       $     .48       $    (.37)
                                                                    =========       =========       =========       =========

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                                   FOR THE SIX MONTHS ENDED JUNE 30,
                                                                                   ---------------------------------
                                                                                        2003                2002
                                                                                   -------------       -------------
Cash flows from operating activities:

    Net income (loss) ...........................................................      $  34,849       $ (17,063)
    Adjustments to reconcile net income (loss) to net cash provided by operating activities:
      Depletion, depreciation and amortization ..................................        128,101          99,380
      Exploratory dry hole costs ................................................         14,928           9,795
      Impairment of proved properties ...........................................            977              --
      Impairment of unproved properties .........................................         15,173           6,290
      Deferred income taxes .....................................................         21,993          (9,807)
      Director retainers settled for stock ......................................             11              20
      Stock compensation expense ................................................          2,150              94
      Change in fair value of derivatives .......................................          3,514           7,996
      Amortization of derivative liabilities ....................................         (9,625)         (5,018)
      Amortization of deferred financing fees ...................................            548             540
      Gain on sale of operating assets, net .....................................         (6,466)          1,868
      Cumulative change in accounting principle, net of tax .....................          3,414              --
      Changes in assets and liabilities, net of effects of acquisitions:
         Decrease (increase) in accounts receivable .............................        (15,423)          5,023
         Increase in prepaid expenses ...........................................         (1,039)         (2,992)
         Decrease in accounts payable ...........................................         (2,511)        (17,889)
         Increase in ad valorem taxes payable ...................................          6,228             502
         Decrease in income taxes payable .......................................             (3)            (44)
         Increase in accrued expenses ...........................................             59           2,582
         Decrease in other liabilities ..........................................           (462)           (446)
                                                                                       ---------       ---------
Net cash provided by operating activities .......................................        196,416          80,831
                                                                                       ---------       ---------

Cash flows from investing activities:

      Additions to property and equipment .......................................       (115,626)        (71,769)
      Proceeds from sales of assets .............................................         13,281           7,790
      Acquisitions of oil and gas properties and purchase price adjustments .....          3,557         (42,303)
      Other .....................................................................             --             (52)
                                                                                       ---------       ---------
Net cash used in investing activities ...........................................        (98,788)       (106,334)
                                                                                       ---------       ---------

Cash flows from financing activities:

      Proceeds from issuance of common stock ....................................          3,530           1,071
      Proceeds from issuance of long-term debt ..................................        151,875          55,000
      Repayment of long term debt ...............................................       (226,311)             --
      Preferred stock dividends paid ............................................         (2,381)         (2,381)
      Repurchase of common stock ................................................            (43)            (61)
      Loss on retirement of debt ................................................           (920)
      Financing fees ............................................................           (274)           (271)
                                                                                       ---------       ---------
Net cash provided by (used in) financing activities .............................        (74,524)         53,358
                                                                                       ---------       ---------
Net increase in cash and cash equivalents .......................................         23,104          27,855

Cash and cash equivalents, beginning of period ..................................         42,761          27,584
                                                                                       ---------       ---------

Cash and cash equivalents, end of period ........................................      $  65,865       $  55,439
                                                                                       =========       =========
Supplemental cash flow information:
      Cash paid for interest ....................................................      $  33,182       $  17,664
                                                                                       =========       =========

      Cash paid for income taxes ................................................      $       3       $      44
                                                                                       =========       =========


Westport is an independent energy company engaged in oil and natural gas exploitation, acquisition and exploration activities primarily in the Rocky Mountains, Permian Basin/Mid-Continent, the Gulf Coast and offshore Gulf of Mexico.

Contact information: Lon McCain or Jonathan Bloomfield at (303) 573-5404.

FORWARD - LOOKING STATEMENTS

This release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include estimates, plans, expectations, opinions, forecasts, projections, guidance or other statements that are not statements of fact, such as anticipated dates of first production, estimated reserves, estimated expenses, estimated prices and basis differentials, cash flow and capital expenditures, projected drilling and development activity, projected production, and projected property sales. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. There are many factors that could cause forward-looking statements not to be correct, including the risks and uncertainties inherent in the Company's business and other cautionary statements set forth in the filings of the Company with the Securities and Exchange Commission, including without limitation the Company's most recent Annual Report on Form 10-K. These risks include, among others, oil and gas price volatility, availability of services and supplies, operating hazards and mechanical failures, uncertainties in the estimates of proved reserves and in projections of future rates of production and timing of development expenditures, environmental risks, regulatory changes, general economic conditions, risks of assimilating acquired properties and the actions or inactions of third-party operators. The Company does not undertake any obligation to update any forward-looking statements contained in this release.